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                                                                      EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

  Summarized unaudited consolidated quarterly information for the year ended December 31, 1999 and the period from May 1, 1998 to December 31, 1998 is provided below (amounts in thousands, except per share amounts).

                                       First  Second       Third    Fourth
                                      Quarter Quarter     Quarter  Quarter
                                      ------- -------     -------  --------
Revenues
  Year end December 31, 1999......... $56,633 $57,909     $59,311  $ 59,392
  Period from May 1, 1998 to December
   31, 1998..........................     N/A  37,356      56,168    56,409
Income (Loss) before Extraordinary
 Item
  Year ended December 31, 1999....... $20,338 $20,166     $13,027  $(10,996)(2)
  Period from May 1, 1998 to December
   31, 1998..........................     N/A $ 8,198 (1) $12,958  $ 13,653
Extraordinary Item, net of Income
 Taxes
  Year ended December 31, 1999.......     --      --          --        --
  Period from May 1, 1998 to December
   31, 1998..........................     N/A $(7,970)(1) $   (81)      --
Net Income (Loss)
  Year ended December 31, 1999....... $20,338 $20,166     $13,027  $(10,996)(2)
  Period from May 1, 1998 to December
   31, 1998..........................     N/A $   228 (1) $12,877  $ 13,653
Earnings per share
Basic
  Income (Loss) before Extraordinary
   Item
    Year ended December 31, 1999..... $   .30 $   .30     $   .19  $   (.16)(2)
    Period from May 1, 1998 to
     December 31, 1998...............     N/A $   .12 (1) $   .19  $    .20
  Extraordinary Item, net of Income
   Taxes
    Year ended December 31, 1999..... $   --  $   --      $   --   $    --
    Period from May 1, 1998 to
     December 31, 1998...............     N/A $  (.12)(1) $   --   $    --
  Net Income (Loss)
    Year ended December 31, 1999..... $   .30 $   .30     $   .19  $   (.16)(2)
    Period from May 1, 1998 to
     December 31, 1998...............     N/A $   --  (1) $   .19  $    .20
Diluted
  Income (Loss) before Extraordinary
   Item
    Year ended December 31, 1999..... $   .30 $   .30     $   .19  $   (.16)(2)
    Period from May 1, 1998 to
     December 31, 1998...............     N/A $   .12 (1) $   .19  $    .20
  Extraordinary Item, net of Income
   Taxes
    Year ended December 31, 1999..... $   --  $    --     $   --   $    --
    Period from May 1, 1998 to
     December 31, 1998...............     N/A $  .(12)(1) $   --   $    --
  Net Income (Loss)
    Year ended December 31, 1999..... $   .30 $   .30     $   .19  $   (.16)(2)
    Period from May 1, 1998 to
     December 31, 1998...............     N/A $   --  (1) $   .19  $    .20

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(1) Reflects operations since May 1, 1998.
(2) Reflects the write-off of uncollectible amounts due from tenants and loss from impairment of assets as described in Notes 2 and 8 to the Consolidated Financial Statement.